SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Filed pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 13, 2006

                              SPECTRASCIENCE, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                      000-13092               41-1448837
(State of other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)

               11568-11 Sorrento Valley Road, San Diego, CA 92121
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 847-0200

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Appointment of Board Member.

      On June 15, 2006, the Company elected Stanley J. Pappelbaum, M.D. to its Board of Directors. Dr. Pappelbaum has been appointed to the following Board committees: audit committee and compensation committee. Upon election, Dr. Pappelbaum was granted a ten year option to purchase 400,000 shares of our common stock at $1.09 per share, which was the closing price on the day of grant. One third of the options are immediately exercisable, an additional one third is exercisable after one year and the remaining one third after two years.

      A copy of the press release concerning this event (which contains biographical information on Dr. Pappelbaum) is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

      99.1  Press release dated July 14, 2006

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2006                    SPECTRASCIENCE, INC.

                                        By /s/ James Hitchin
                                           -------------------------------------
                                           Its Chief Executive Officer